EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8, File Nos. 33-40658 and 2-92689.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
 February 23, 1996.